EXHIBIT XI
   Computation of Earnings

                        Willis Lease Finance Corporation
                        Computation of Earnings Per Share
                                                                 Three months ended Six months ended
                                                                      June 30,          June 30,
Income before extraordinary item                                   1997    1996       1997    1996
                                                                 -----------------------------------
Primary
     Earnings:
           Income to common shares before extraordinary item     $1,266   $  731     $2,281   $1,568

     Shares:
          Weighted average number of common shares outstanding    5,556    3,111      5,554    3,111
                                                                 ===================================

Primary earnings per common share before extraordinary item      $ 0.23   $ 0.23     $ 0.41   $ 0.50

Assuming Full Dilution
     Earnings:
           Income before extraordinary item                      $1,266   $  731     $2,281   $1,568
                                                                 ===================================
     Shares:
          Weighted average number of common shares
          outstanding and common stock equivalents                5,556    3,111      5,554    3,111
                                                                 ===================================

Earnings per common share assuming full dilution                 $ 0.23   $ 0.23     $ 0.41   $ 0.50
                                                                 ===================================

Net income
Primary
     Earnings:
          Net income to common shares:                           $1,266   $  731     $4,289   $1,568
                                                                 ===================================

     Shares:
          Weighted average number of common shares outstanding    5,556    3,111      5,554    3,111
                                                                 ===================================

Primary earnings per common share                                $ 0.23   $ 0.23     $ 0.77   $ 0.50

Assuming Full Dilution
     Earnings:
          Net income                                             $1,266   $  731     $4,289   $1,568
                                                                 ===================================
     Shares:
          Weighted average number of common shares
         outstanding and common stock equivalents                 5,556    3,111      5,554    3,111
                                                                 ===================================

Earnings per common share assuming full dilution                 $ 0.23   $ 0.23     $ 0.77   $ 0.50
                                                                 ===================================